SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                   TRANSTECH INDUSTRIES, INC.
        (Name of Registrant as Specified in Its Charter)

           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
      and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                   TRANSTECH INDUSTRIES, INC.
                200 Centennial Avenue, Suite 202
                  Piscataway, New Jersey  08854


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON DECEMBER 29, 2000



                          November 30, 2000


To the Stockholders of Transtech Industries, Inc.:


     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Transtech Industries, Inc. (the "Company") to be held on Friday, December 29, 2000 at 10:00 a.m. at the Four Points Barcelo Hotel, 21 Kingsbridge Road, Piscataway, New Jersey, telephone number (732) 980-0400, for the following purposes:

     1. to elect a board of three directors to serve until their successors are elected and qualify;

     2. to ratify the appointment of Briggs, Bunting &
Dougherty,LLP, independent certified public accountants, as the Company's auditors for the year ending December 31, 2000; and

     3. to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on November 24, 2000 will be entitled to notice of and to vote at the Meeting.

     Whether or not you plan to be present at the Meeting, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY, AS PROMPTLY AS POSSIBLE, so that your shares may be represented at the Meeting. The proxy, which is being solicited on behalf of the Board of Directors, is revocable and will not affect your right to vote in person in the event you attend the Meeting.


                          By Order of the Board of Directors




                          Andrew J. Mayer, Jr.
                          Vice President-Finance, Chief Financial
                          Officer and Secretary

                   TRANSTECH INDUSTRIES, INC.

                         PROXY STATEMENT
             FOR THE ANNUAL MEETING OF STOCKHOLDERS

      TO BE HELD ON DECEMBER 29, 2000 AT 10:00 A.M. AT THE
        FOUR POINTS BARCELO HOTEL, 21 KINGSBRIDGE ROAD,
                     PISCATAWAY, NEW JERSEY
                         (732) 980-0400




     This Proxy Statement is furnished to holders of Common Stock, $.50 par value (the "Common Stock"), of Transtech Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation, by and on behalf of the Board of Directors of the Company, of proxies to be used at the Annual Meeting of Stockholders to be held on December 29, 2000 or at any adjournment thereof (the "Meeting").

     The Board of Directors has fixed the close of business on November 24, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. This Proxy Statement will be mailed on or about November 30, 2000 to stockholders determined as set forth above.

     The Annual Report to Stockholders for the fiscal year ended
December 31, 1999 ("Fiscal Year 1999"), including financial statements, and the Company's filing on Form 10-QSB for the quarterly period ended September 30, 2000, are being mailed to each stockholder of record simultaneously herewith.

     All the voting power of the Company is vested in the Common Stock. As of the close of business on November 24, 2000, 2,829,190 shares of the Company's Common Stock were outstanding (which figure excludes 1,885,750 treasury shares which are not outstanding and are not eligible to vote). Each outstanding share of Common Stock is entitled to one vote on each matter submitted to a vote at the Meeting. Disapproval, abstention or any other indication of a non-vote on a proposal is not counted as a consent to such proposal. With respect to the election of directors, persons receiving a plurality of the votes cast will be elected.

     The giving of a proxy pursuant to this solicitation does not affect a stockholder's right to vote in person at the Meeting. The proxy may be revoked at any time before it is exercised, in which event it is desirable, although not required, that written notice of revocation be filed with the Secretary. The principal executive offices of the Company are located at 200 Centennial Avenue, Suite 202, Piscataway, New Jersey 08854, telephone number (732) 981-0777.


     If the enclosed proxy is properly executed and returned in the enclosed self-addressed stamped envelope, all shares represented thereby will be voted in the manner specified.

     Should any other matters come before the Meeting, the proxy will be voted in accordance with the best judgment of the proxyholders. At this time, the Board of Directors knows of no matters other than those identified herein which will be presented at the Meeting.

     The cost of the solicitation of these proxies by the Board of Directors will be borne by the Company. It is expected that solicitation will be primarily by mail, but employees or representatives of the Company may also solicit by telephone, telecopy or in person without additional compensation.

     The Company has requested brokers, banks and trust companies to forward proxy materials to beneficial owners of stock. The
Company will reimburse such entities for the expenses incurred in connection with this process.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the close of business on November 24, 2000, the Company has issued and outstanding 2,829,190 shares of Common Stock, which figure excludes 1,885,750 shares owned by the Company which are not outstanding and are not eligible to vote.

     Set forth below is a table showing, as of March 21, 2000, the number of shares of Common Stock owned beneficially by:

     (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of such Common
Stock;

     (2) each director of the Company;

     (3) the chief executive officer of the Company (the "Chief
Executive Officer");

     (4) the most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose total annual salary and bonus exceeds $100,000 (the "Named Executive Officer"); and

     (5) all officers and directors of the Company as a group.

     Unless otherwise specified, the persons named in the table below and footnotes thereto have the sole right to vote and dispose of their respective shares.

 Name and Address of
 Beneficial Owner and          Number of Shares      Percentage
 Identity of Group             Owned                 of Class
 Herzog, Heine & Geduld        340,150 (a)           12.0%
 525 Washington Blvd.
 Jersey City, NJ 07310

 Roger T. Mahan                325,435 (b),(e)       11.5%
 47 McGregor Avenue
 Mt. Arlington, NJ 07856

 Nancy M. Ernst                320,775 (b),(c),(e)   11.4%
 2229 Washington Valley Rd.
 Martinsville, NJ 08836

 Gary A. Mahan                 310,601 (b),(d),(e)   11.0%
 53 Cross Road

 Basking Ridge, NJ 07920

 Robert V. Silva                79,966 (f)            2.8%
 200 Centennial Avenue
 Piscataway, NJ 08854

 Arthur C. Holdsworth, III       3,200                 .1%
 200 Centennial Avenue
 Piscataway, NJ 08854

 Andrew J. Mayer, Jr.            5,900 (g)             .2%
 200 Centennial Avenue
 Piscataway, NJ 08854

 All executive officers         89,066 (h)           13.8%
 and directors as a group
 (5 in group)


     (a) Includes 28,200 shares owned by customers of this firm.

     (b) Roger T. Mahan, Nancy M. Ernst and Gary A. Mahan are the children of Marvin H. Mahan, a former officer and director, and former principal shareholder of the Company, and his wife, Ingrid
T. Mahan. Marvin H. and Ingrid T. Mahan disclaim beneficial ownership of the shares owned by their children.

     (c) Includes 8,600 shares owned by Nancy M. Ernst's husband,
Kenneth A. Ernst, and 18,200 shares owned by their minor children.
Mr. Ernst was a director of the Company from June 1987 through April 1994.

     (d) Includes 8,600 shares owned by Gary A. Mahan's wife,
Elizabeth Mahan, and 8,600 shares owned by their minor child.

     (e) Members of the Mahan family, consisting of Roger T. Mahan,
Nancy M. Ernst and Gary A. Mahan, their spouses and children and their parents, Marvin H. Mahan and Ingrid T. Mahan, own 967,911 shares of Common Stock, which represent approximately 34% of the shares outstanding. In addition, Ingrid T. Mahan is executrix of the estate of Arthur Tang, which owns an additional 32,750 shares of such common stock.

     (f) Includes incentive options to purchase 50,000 shares at $0.75 per share, all of which are presently exercisable, and 6,822 shares held in the Company's 401K plan.

     (g) Includes incentive options to purchase 5,000 shares at $0.438 per share, all of which are presently exercisable.

     (h) Includes incentive options to purchase 55,000 shares held by two officers of the Company, all of which are presently exercisable.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the Company's fiscal year ending December 31, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except for the late filing of a report on Form 4 as to one transaction completed by Robert V. Silva.

                          PROPOSAL ONE

                      ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors who will serve until the next Annual Meeting of Stockholders at three. All three nominees are presently members of the Board, having been elected to the Board at the Annual Meeting of Stockholders held on June 26, 1997.

     At the Meeting, three directors will be elected to hold office in accordance with the by-laws until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     IT IS INTENDED THAT PROXIES IN THE ACCOMPANYING FORM WHICH DO NOT WITHHOLD AUTHORITY TO VOTE FOR DIRECTORS WILL BE VOTED FOR THE ELECTION OF THE PERSONS WHOSE NAMES ARE LISTED BELOW.

     If any of these nominees should not be candidates for the office of director at the Meeting, the proxies will be voted in favor of the remainder of those named, and may be voted for substitute nominees in place of those who are not candidates. The Board of Directors does not expect that any of these nominees will fail to be candidates at the Meeting, and therefore does not have in mind any substitute for any nominee. The information below concerning the nominees has been furnished to the Company by the individuals named.

     Robert V. Silva (57) - President and Chief Executive Officer and a director of the Company from April 1991 and Chairman of the Board of Directors from November 1991. Mr. Silva served as a consultant to the Company from December 1990 until his appointment in April 1991 as an officer of the Company. Mr. Silva was employed from September 1987 to December 1990 as Executive Vice President of Kenmare Capital Corp. ("Kenmare"), an investment firm, and provided financial and management consulting services to companies acquired by Kenmare's affiliates. In connection with such financial and management services, Mr. Silva served as Vice President and a Director of Old American Holdings, Inc. and its subsidiary from 1988 to 1990, and Vice President and a Director of Compact Video Group, Inc. and its subsidiaries from 1988 to 1991 and of Manhattan Transfer/Edit, Inc. from 1989 to 1991. Mr. Silva also served as a Director of General Textiles from 1989 to 1991. From June 1985 to September 1987, Mr. Silva served as Vice President of, and provided management consulting services to, The Thompson Company, a private investment firm controlled by the Thompson family of Dallas, Texas. Mr. Silva served as Chairman and Chief Executive Officer of Hunt Valve Company, Inc., a former subsidiary of the Company, from March 1, 1996 to his resignation effective January 1, 1997, and as a Director of Hunt from March 1996 to August 1998. Mr. Silva also served as Vice President and a Director of ValveCo Inc., the entity which acquired Hunt, from October 10, 1995 to his resignation effective January 1, 1997, and was a stockholder in ValveCo Inc. from March 1, 1996 through August 1998. From September 1996 to February 14, 1997, Mr. Silva served as a Director of Hunt's subsidiary, Hunt SECO Engineering, Ltd. and its subsidiaries. Mr. Silva is also the principal of Robert V. Silva and Company, LLC., a private investment firm. Mr. Silva served as Chairman and Chief Executive Officer of Fab-Tech Industries of Brevard, Inc. from September 1998 through November 1, 2000 and March 31, 2000, respectively. He continues to serve as a Director of Fab-Tech.
Mr. Silva also serves as a Director of Indesco International, Inc. since October 2000. Mr. Silva's former wife is the sister-in-law of Gary Mahan, the son of Marvin H. Mahan and Ingrid T. Mahan.

     Arthur C. Holdsworth, III (53) - A director of the Company since 1988. Since June 1999, Mr. Holdsworth has been General Sales Manager at the Tilcon NJ Division of Tilcon NY, Inc. From August 1991 through June 1999 Mr. Holdsworth was Vice President of Sales at Millington Quarry, Inc. Prior to that and from 1977, Mr. Holdsworth was General Manager of Dallenbach Sand Co., Inc.
Members of the Mahan family own Millington Quarry, Inc. and previously owned Dallenbach Sand Co, Inc.

     Andrew J. Mayer, Jr. (45) - Vice President-Finance and Chief Financial Officer of the Company from November 1991 and a director of the Company from December 1991 and, from April 1992, Secretary of the Company. From 1988 to November 1991, Mr. Mayer served as Vice President, Secretary and Treasurer of Kenmare. In connection with management and financial services provided by Kenmare, Mr. Mayer served in a variety of capacities for the following companies: Old American Holdings, Inc. and its subsidiary from 1988 to 1991; The Shannon Group, Inc. and its subsidiaries from 1988 to 1990; Detroit Tool Group, Inc. and its subsidiaries from 1989 to 1990; Compact Video Group, Inc. from 1988 to 1991; Manhattan Transfer/Edit, Inc. from 1989 to 1991; and General Textiles from 1989 to 1990. Mr. Mayer served as Executive Vice President of Hunt Valve Company, Inc., a former subsidiary of the Company from March 1, 1996, the date the Company sold Hunt, to his resignation effective January 1, 1997. Mr. Mayer served as Vice President - Chief Financial Officer of ValveCo Inc. from April 3, 1996 through his resignation effective January 1, 1997, and was a stockholder in ValveCo Inc. from March 1, 1996 through August, 1998. From September 1996 to February 14, 1997, Mr. Mayer served as a Director of Hunt's subsidiary, Hunt SECO Engineering, Ltd. and its subsidiaries. Mr. Mayer is an investor, and serves in a variety of capacities, in certain entities established by Robert V. Silva & Company, LLC for private investment purposes. Mr Mayer also served as a Director, Chief Financial Officer and Secretary of Fab-Tech Industries of Brevard, Inc. from September 1998 through November 1, 2000. He continues to serve as Executive Vice President of Fab-Tech.

     The Board of Directors held two meetings in 1999. All directors attended all meetings. The Board of Directors at present has no audit, compensation or nominating committees or committees performing similar functions.

     Shares represented by proxies received by the Board of Directors will be voted for the election of the three nominees to the Board of Directors unless the proxy contains a direction to the contrary. Should any nominee not be a candidate at the date of the Meeting (a situation which is not anticipated), proxies will be voted for substitute nominees.

  MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE THREE NOMINEES.

               EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

     The following table summarizes the compensation paid to or earned by the Chief Executive Officer and the Named Executive Officer in the years ending December 31, 1999, 1998 and 1997 ("Fiscal 1999", "Fiscal 1998" and "Fiscal 1997", respectively) for services rendered by them to the Company in all capacities during such years. Both the Chief Executive Officer and the Named Executive Officer were the only executive officers of the Company whose total annual salary and bonus exceeded $100,000 and were serving as executive officers of the Company at December 31, 1999.

                           Annual Compensation

                                                Other
                                              Name and
                      Annual
Principal           Fiscal                      Compen-
Position            Year   Salary    Bonus      sation (a)
Robert V. Silva     1999   $157,332   $0         $1,573
President and Chief 1998   $157,332   $0         $1,570
Executive Officer   1997   $159,898   $77,500    $0

Andrew J. Mayer, Jr 1999   $136,000   $0         $1,360
Vice President-     1998   $136,000   $0         $1,360
Finance, Chief      1997   $135,792   $20,000    $994
Financial Officer
and Secretary

                           Long Term Compensation
                                  Awards         Payouts
                                      Options/   Long-Term All
Name and                   Restricted Stock App- Incentive Other
Principal           Fiscal Stock      reciation  Plan      Compens-
Position            Year   Awards     Rights     Payouts   ation(b)

Robert V. Silva     1999    0          0           0         0
President and Chief 1998    0          0           0         0
Executive Officer   1997    0          0           0         0

Andrew J. Mayer, Jr 1999    0          0           0         0
Vice President-     1998    0          0           0         0
Finance, Chief      1997    0          0           0         0
Financial Officer
and Secretary

     (a) In each case, the amount shown as other annual compensation is the Company's matching contributions to its 401(k) Plan on behalf of the Chief Executive Officer and the Named Executive Officer during each of
Fiscal 1999, Fiscal 1998 and Fiscal 1997.  In each of Fiscal 1999,
Fiscal 1998 and Fiscal 1997, the Company's 401(k) Plan provided for a match equal to 50% of a participant's contribution to the plan in that year, subject to a maximum of (i) 2% of compensation in that year or
(ii) applicable Internal Revenue Service limits.

     (b)  The aggregate value of all other perquisites granted the Chief
Executive Officer and the Named Execution Officer is less than 10% of their respective salaries.

Stock Option Plans

     The following table sets forth, with respect to grants of stock options and stock appreciation rights ("SARs") to the Chief Executive Officer and the Named Executive Officer during Fiscal 1999: (a) the number of options granted; (b) the percent the grant represents of total options granted to employees during Fiscal 1999; (c) the per-share exercise price of the options granted; and (d) the expiration date of the options.

                   OPTION/SAR GRANTS IN FISCAL 1999
                                % Of Total
                                Options/SARs*
                   Options/     Granted to    Exercise      Expir-
                   SARs*        Employees in  or Base       ation
Name               Granted (#)  Fiscal Year   Price ($/sh)  Date
Robert V. Silva    0            N/A           N/A           N/A

Andrew J.Mayer, Jr 0            N/A           N/A           N/A

     *No SARs have been issued by the Company.

     The following table sets forth: (a) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during Fiscal 1999 by the Chief Executive Officer and the Named Executive Officer; (b) the total number of all outstanding, unexercised options (separately identifying exercisable and unexercisable options) held by such executive officers as of the end of Fiscal 1999; and (c) the aggregate dollar value of all such unexercised options that are in-the-money (i.e., options as to which the fair market value of the underlying common stock of the Company that is subject to the option exceeds the exercise price of the option), as of the end of Fiscal Year 1999.

            AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1999
                 AND FISCAL YEAR-END OPTION/SAR VALUES


                                               Number of
                                                    Unexercised
                                                 Options/SARs* at
                                                Fiscal Year-End(#)
                 Shares Acquired                   Exercisable/
Name             on Exercise (#) Value Realized($) Unexercisable
Robert V. Silva        0            N/A               50,000/0
Andrew J. Mayer, Jr.   0            N/A               5,000/0


                         Value of Unexercised
                         In-the-Money
                         Options/SARs* at
                         Fiscal Year-End($)

                         Exercisable/
                         Unexercisable

Robert V. Silva          0/0
Andrew J. Mayer, Jr.     0/0

     * No SARs have been issued by the Company.

Compensation Of Directors

     Directors of the Company who are not also employees are paid annual directors' fees of $1,875 per calendar quarter, plus $500 for attending each meeting of the board. Arthur C. Holdsworth, III earned fees of $8,000 and $15,000(includes a bonus payment of $7,500) in Fiscal 1999 and Fiscal 1998, respectively.

                      RELATED PARTY TRANSACTIONS

     In 1988, Marvin H. Mahan, a former officer and director, and former principal shareholder of the Company, Inmar Associates, Inc. ("Inmar"), a New Jersey corporation controlled by Marvin H. Mahan, and the Company were sued in a civil action in the United States District Court for the District of New Jersey entitled AT&T Technologies, Inc. et al. v. Transtech Industries, Inc. et al. v. Allstate Insurance Company et al. (the "AT&T Suit") by a group of generators of waste (the "AT&T Group") alleging, among other things, that the primary responsibility for the clean-up and remediation of a Carlstadt, New Jersey site operated by the Company as a solvents recovery plant for a five year period ended in 1970 rests with the Company, Inmar and Marvin H. Mahan. Thereafter, the Company and Inmar brought third-party actions against, among others, the insurance companies which issued policies of comprehensive general liability insurance to them and to another operator of the site now in dissolution. Settlements with these insurers in 1995 resulted in payments to Transtech, Inmar and Marvin H. Mahan of a total of $4.075 million which was applied to the Company's, Inmar's and Marvin H. Mahan's liability to the AT&T Group. The Company believes that the terms of the settlements are no less favorable to the Company than could be obtained with non-affiliated parties.

     In December 1989, the Company and Inmar agreed to share equally certain expenses in connection with the AT&T Suit. As of December 31, 1992, the Company paid $514,000 towards such costs. Inmar has disputed which items of expenses were to be shared. Further, in April 1991, Marvin H. Mahan issued a demand upon the Company for reimbursement of approximately $300,000 in costs which he incurred in connection with the AT&T Suit. The dispute concerning the shared expenses and Marvin H. Mahan's demand for reimbursement were subjects of the October 1998 settlement agreement with Inmar discussed below.

     Pursuant to a December 1988 agreement with Tang Realty, Inc. ("Tang"), a corporation controlled by Marvin H. Mahan, in 1988, 1989 and 1990 the Company spent approximately $4.3 million for the remediation of a Piscataway, New Jersey site owned by Tang. In October 1990, the Company determined that it would no longer continue to contribute to the remediation of that site and in March 1991 the Company made a demand upon Tang for reimbursement of the amounts it had expended in connection with such remediation. In April 1991 Tang rejected the demand for reimbursement and demanded the Company resume the remediation. These demands are the subject of the October 1998 settlement agreement with Tang discussed below.

     One of the Company's wholly-owned subsidiaries, Kin-Buc, Inc. ("Kin-Buc"), leased from Inmar approximately 50 acres of land upon which a portion of the Kin-Buc landfill (the "Kin-Buc Landfill") is located. This lease ran to July 1995. The annual base rent of $162,500 had been waived by Inmar because the Kin-Buc Landfill was not operating. In April 1991, Inmar demanded that, in accordance with certain provisions of the Kin-Buc Lease, the Company indemnify Inmar and Marvin H. Mahan against liability for remediation of the leased tract, and pay Inmar $6.6 million in damages for loss of value of its adjoining property.
The claim for damages is the subject of the October 1998 settlement agreement with Inmar discussed below.

     In 1988, Kin-Buc paid $1,200,000 to Inmar for clay to be used for the closure of the Kin-Buc Landfill. Under its agreement with Inmar, the Company had a right to a refund of the purchase price of the clay if it is unable to extract or use the clay. This matter is a subject of the October 1998 settlement agreement discussed below.

     Since Marvin H. Mahan's retirement from the Company, it has provided Marvin H. Mahan the use of an automobile and contributed to the expenses of maintaining an office for his use including secretarial services. Such expenses totalled approximately $10,000 in both 1999 and 1998. In addition, the Company agreed to pay $40,000 in 1997 toward legal fees incurred by Marvin H. Mahan with respect to litigation related to the Kin-Buc Landfill and reimbursed an additional $68,000 of such fees in 1998 pursuant to the October 1998 settlement agreement discussed below.

     The Company entered into negotiations with Inmar, Marvin H. Mahan and Tang (collectively, the "Mahan Interests") toward a settlement of disputes with the Company, namely, Inmar's demand for damages for loss of value of property adjoining the Kin-Buc Landfill, the sharing of legal expenses of the suit settled in 1995 pertaining to a site in Carlstadt, New Jersey, and the reimbursement of remediation costs and damages for loss of value at the Piscataway, New Jersey site owned by Tang Realty. Negotiations also included the Mahan Interests' joining in the December 1997 settlement of a derivative suit stemming from litigation regarding the remediation of the Kin-Buc landfill, the satisfaction of Kin-Buc's $1.1 million judgment against Inmar and the Mahan Interests' cooperation in the prosecution of the suit against Transtech's insurers. In October, 1998 the Company entered into an agreement with the Mahan Interests which resolved such disputes and assigned to the Company all of the Mahan Interests', and certain other insured entities' affiliated with the Mahan Interests, rights as insureds and claimants under the excess insurance policies now the subject of litigation initiated by the Company. The Company agreed to vacate Kin-Buc's judgment in exchange for $480,000 which was paid to the Company from funds deposited with the Superior Court of New Jersey, and to pay $200,000 for the aforementioned assignment of rights under the insurance policies to be paid in two equal installments. The first installment was paid when the Company received the $480,000 from the Superior Court and the second installment is payable when the Company receives payment for claims made against the insurance carriers. An amount equal to the second installment was placed in escrow when the funds were received from the Superior Court and is included in other assets in the accompanying December 31, 1999 balance sheet. The Company also agreed to indemnify Marvin H. Mahan for claims that may be made on account of past actions he took in his role as an officer and director of the Company and reimbursed Marvin H. Mahan $68,000 for a portion of the Mahan Interests' legal fees related to the Kin-Buc litigation and their efforts to release the funds held by the Superior Court. The Mahan Interests and the Company exchanged releases from all other claims each has made against the other.

     On March 1, 1996, ValveCo Inc. ("ValveCo"), a Delaware corporation, purchased 100% of the Hunt Valve Company, Inc. common stock owned by THV Acquisition Corp, a wholly-owned subsidiary of the Company, representing 79.05% of the issued and outstanding Hunt common stock. The stockholders of the Company approved such sale at a Special Meeting of the Stockholders held during February, 1996. Fifteen percent of the common stock issued by ValveCo was purchased by certain directors and executive officers who are members of management of the Company and/or Hunt, namely, Robert V. Silva (7.5%), David Huberfield (4%), Andrew J. Mayer, Jr. (2%) and Gerald Bogner (1.5%) for $150,000. Such directors and executive officers also obtained the right to acquire, for an aggregate cost of $2.3 million, an additional 12.5% of ValveCo's common stock pursuant to the exercise of performance and value-based options. In addition, the aforementioned directors and executive officers of the Company and Hunt were employed in various capacities by ValveCo and Hunt after the sale. Mr. Silva resigned from his employment with ValveCo and Hunt effective January 1, 1997, and as a director of Hunt in August 1998. Mr. Mayer also resigned from his employment with ValveCo and Hunt effective January 1, 1997. These two directors and executive officers of the Company sold their equity holdings in ValveCo in August 1998.

                             PROPOSAL TWO

    RATIFICATION OF THE APPOINTMENT OF BRIGGS, BUNTING & DOUGHERTY,
            LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     On September 26, 2000, Briggs, Bunting & Dougherty, LLP of Philadelphia, Pennsylvania was engaged by the Company's Board of Directors to serve as the Company's independent certified public accountants for the year ending December 31, 2000. Proxies are being solicited by management in favor of ratifying the appointment of Briggs, Bunting & Dougherty, LLP. It is anticipated that representatives of Briggs, Bunting & Dougherty, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. Briggs, Bunting & Dougherty, LLP has performed audits of the Company's financial statements since 1997.

 MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF RATIFYING THE APPOINTMENT OF BRIGGS, BUNTING & DOUGHERTY, LLP.

       RESULTS OF VOTING AT LAST ANNUAL MEETING OF STOCKHOLDERS

     The last Annual Meeting of Stockholders was held on June 26,1997. At that meeting, Robert V. Silva, Arthur C. Holdsworth, III and Andrew
J. Mayer, Jr. were elected directors of the Company by a vote of 1,813,409 or 64.1% of the shares of the Common Stock entitled to vote thereon, and the appointment of Briggs, Bunting & Dougherty, LLP as the Company's independent certified public accountants for the year ended December 31, 1997 was ratified by a vote of 1,821,252 or 64.3% of the shares of the Common Stock entitled to vote thereon.

                         POSSIBLE ADJOURNMENT

     In the event the requisite vote to carry the matters before the Meeting cannot be obtained as of the date set for the Meeting, it is the intention of the Board of Directors, if it deems advisable to do so at that time, to adjourn the Meeting to permit the solicitation of additional proxies. Accordingly, the enclosed form of proxy authorizes a vote in favor of adjournment.

                         STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by the Company by January 31, 2001 to be included in the proxy materials for the next Annual Meeting of Stockholders, to the extent permitted by law.

                             OTHER MATTERS

     Management knows of no other matters to be presented before the Meeting other than those stated above. However, the enclosed proxy gives discretionary authority to each proxyholder named therein should any other matters be presented at the Meeting to take such action in connection therewith as shall be in accordance with his best judgment.

                              FORM 10-KSB

     The Company has filed an Annual Report on Form 10-KSB for the year ended December 31, 1999 with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-KSB, including the financial statements and financial statement schedules thereto, will be furnished without charge to any stockholder sending a written request therefor to Transtech Industries, Inc., 200 Centennial Avenue, Suite 202, Piscataway, New Jersey 08854, Attention: Secretary.
                      TRANSTECH INDUSTRIES, INC.
                   200 Centennial Avenue, Suite 202
                     Piscataway, New Jersey  08854


    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 29, 2000



      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints ROBERT V. SILVA and ANDREW J. MAYER, JR., or either of them, with power of substitution, as Proxies, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Transtech Industries, Inc. (the "Company") held of record by the undersigned on November 24, 2000, at the Annual Meeting of Stockholders to be held on December 29, 2000, at 10:00 a.m., local time, at the Four Points Barcelo Hotel, 21 Kingsbridge Road, New Jersey or at any adjournment thereof.



     PROPOSAL 1. To elect three (3) directors to serve until their successors are duly elected and qualify.


      FOR all nominees                     WITHHOLD authority to
      listed below (except                 vote for all nominees
      as marked to the                     listed below
      contrary below)

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE LISTED BELOW, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE FOLLOWING LIST:


                    ROBERT V. SILVA

                    ARTHUR C. HOLDSWORTH, III

                    ANDREW J. MAYER, JR.


     PROPOSAL 2.  To ratify the appointment of Briggs, Bunting &
Dougherty, LLP as auditors for the Company for the year ending December
31, 2000.


     FOR                     AGAINST                      ABSTAIN


      (Continued and to be signed and dated on the reverse side)

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.


              IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                     VOTED FOR PROPOSALS 1 AND 2.


     Please sign exactly as your name appears on the label affixed below. This label also shows the number of shares of Common Stock of the Company held of record by you on November 24, 2000.

               When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. Joint tenants shall both sign.






               Signature





               Signature if held jointly


               Dated: ________________________, 2000



        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
         USING THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.




                    IT IS IMPORTANT THAT YOU VOTE.